UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

Zoom Video Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor

San Jose, California 95113

(Address of principal executive offices and Zip Code)

(888) 799-9666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of August 23, 2024, the Board of Directors (the “Board”) of Zoom Video Communications, Inc. (the “Company”) increased the authorized size of the Board from nine to 10 directors and appointed Mike Fenger to the Board. Mr. Fenger was appointed as a Class III director for a term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Fenger was also appointed to the Nominating and Corporate Governance Committee of the Board.

Mr. Fenger has served as the Vice President, Worldwide Sales at Apple Inc. (“Apple”), a technology company, since 2019, and previously as its Vice President, Global iPhone Sales. Before joining Apple, he held senior positions at General Electric Company, a high-tech industrial conglomerate, and Motorola, Inc., a telecommunications company, where he helped develop and execute strategy for sales, operations, marketing, and supply chain management in the Americas, Europe, and Greater China. Mr. Fenger holds a BA in economics from Miami University.

Mr. Fenger’s son, Robert Fenger, has been employed by the Company since 2020, most recently as an Executive Briefing Manager. Mr. Fenger’s son is not one of the Company’s executive officers. The total compensation of Mr. Fenger’s son for fiscal year 2024, including equity, was approximately $188,000. The total compensation of Mr. Fenger’s son for fiscal year 2025, including equity, is expected to be approximately $181,000. The compensation of Mr. Fenger’s son was determined in accordance with the Company’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions. Mr. Fenger’s son has received and continues to receive benefits available to all the Company’s employees, including participation in various employee health and welfare benefit plans. Mr. Fenger’s son is eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such family relationships.

Mr. Fenger has entered into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

Mr. Fenger will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Date: August 26, 2024	By:	/s/ Aparna Bawa
	Name:	Aparna Bawa
	Title:	Chief Operating Officer